                                                                       Exhibit 2


                           ASSET PURCHASE AGREEMENT
                           ------------------------


     THIS ASSET PURCHASE AGREEMENT is entered into and effective as of July 23, 2001, by and between RSPNETWORK, INC., a Minnesota corporation (the "Seller"), VIRTUALFUND.COM, INC., a Minnesota corporation and the sole shareholder of Seller ("VirtualFund"), and RSP ACQUISITIONS, LLC, an Iowa limited liability company (the "Buyer").

                                   RECITALS
                                   --------

     WHEREAS, Seller is engaged in the business of information systems integration providing IT solutions for businesses (the "Purchased Business"); and

     WHEREAS, Seller desires to sell and transfer to Buyer, and Buyer desires to purchase and acquire from Seller, substantially all of the assets of Seller used by Seller in the Purchased Business upon the terms, conditions and provisions hereinafter set forth.

                                   AGREEMENT
                                   ---------

     NOW, THEREFORE, in consideration of the foregoing and the mutual promises set forth below, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I
                                  DEFINITIONS
                                  -----------

     Certain capitalized terms are defined in the body of this Agreement. The capitalized terms referred to below have the following meanings:

     "Accounts Receivable" shall have the meaning set forth in Section 2.1(a) below.

     "Agreement" means this Asset Purchase Agreement and the schedules and exhibits hereto and the other agreements attached hereto or made a part of this Agreement.

     "Ancillary Agreements" means the other documents and agreements called for in this Agreement.

     "Applicable Law" means all laws, statutes, treaties, rules, codes, ordinances, regulations, permits, certificates, orders and licenses of any Governmental Authority, interpretations of any of the foregoing by a Governmental Authority having jurisdiction or any arbitrator or other judicial or quasi-judicial tribunal (including without limitation those pertaining to health, safety and the environment).

     "Assumed Liabilities" means the liabilities of Seller described in Section 2.5.

     "Change of Business" means, with respect to Buyer's operation of the Purchased Business following the Closing Date, any transaction or series of transactions, or any decision or series of decisions, which, individually or in the aggregate, (i) would result in the Purchased Business being operated in a manner materially different than the operation of the Purchased Business by Seller prior to the Closing Date, and (ii) would reasonably be expected to materially diminish the Purchased Business' ability to produce Earnout Payments.

     "Change of Control" means, with respect to Buyer, the occurrence of any of the following events: (i) the consummation of the sale of all or substantially all of the assets of the Purchased Business, whether sold separately or as part of a sale of Buyer; (ii) the consummation of a reorganization, merger or consolidation to which Buyer is a party, if the stockholders of Buyer immediately prior thereto (excluding any person participating in the Change of Control transaction) own less than 50% of Buyer's voting power immediately thereafter; (iii) the acquisition by any person or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under such Act) of more than forty-five percent (45%) of the voting power of those classes of voting stock entitled to vote for the election of directors; or (iv) any other transaction, whether through change in directorships or otherwise, which has the purpose or effect of substantially changing the persons entitled to direct the affairs of Buyer.

     "Closing" shall have the meaning set forth in Section 2.7(a) below.

     "Closing Date" shall have the meaning set forth in Section 2.7(a) below.

     "Contracts" shall have the meaning set forth in Section 2.1(d) below.

     "Customer Deposits" shall have the meaning set forth in Section 2.1(h) below.

     "Earnout Payment" shall have the meaning set forth in Section 2.3(b)(i)(A) below.

     "Earnout Payment Cap" shall have the meaning set forth in Section 2.3(b)(i)(B) below.

     "Earnout Payment Date" shall have the meaning set forth in Section 2.3(b)(i) below.

     "Equipment" shall have the meaning set forth in Section 2.1(f) below.

     "Excluded Liabilities" means the Liabilities of Seller described in Section
2.6 below.

     "ERISA" shall have the meaning set forth in Section 4.8 below.

     "Financial Statements" shall have the meaning set forth in Section 4.9 below.

     "Governmental Authority" means any supranational, national, federal, state, departmental, county, municipal, regional or other governmental authority, agency, board, body, instrumentality or court in whatever country having jurisdiction in whole or in part over Seller or the Purchased Business.

     "Hazardous Substance" means any substance, material or waste or petroleum product, oil, pollutant or contaminant which is regulated by any Governmental Authority or Applicable Law as of the Closing Date, including, but not limited to, any of the foregoing which is designated as a hazardous or polluting substance or subject to regulation as a hazardous or toxic substance or waste pursuant to Applicable Law.

     "Inventory" has the meaning set forth in Section 2.1(b) below.

     "Knowledge" with respect to Seller means the actual knowledge of Monte Johnson. "Knowledge" with respect to Buyer means the actual knowledge of Steve Fisher and Mark Stewart.

     "Liability" means any liability, whether known or unknown, asserted or unasserted, absolute or contingent, whether accrued or unaccrued, liquidated or unliquidated, and whether due or to become due, including but not limited to any liability for Taxes.

     "Loss" shall have the meaning set forth in Section 10.1 below.

     "Material Adverse Effect" means any single or a series of related conditions, events, changes or occurrences that have or may reasonably be expected to have an effect on the business, operations, results of operations or financial condition of the Purchased Business which involves one or more losses, damages, expense or diminution in value or loss of benefit which are, individually or in the aggregate, material in nature.

     "Minnesota Courts" shall have the meaning set forth in Section 11.10 below.

     "Operating Permits" means all of the permits, licenses, certifications, approvals, authorities or other franchises granted by any Governmental Authority or other third party required or appropriate for the continued operation of the Purchased Business in the manner heretofore operated where the failure to maintain such permit, license, certification, approval, authority or franchise would have a Material Adverse Effect on the Purchased Business.

     "Prepaid Expenses" has the meaning set forth in Section 2.1(c) below.

     "Proprietary Rights" has the meaning set forth in Section 2.1(e) below.

     "Purchased Assets" has the meaning set forth in Section 2.1 below.

     "Purchased Business" has the meaning set forth in the recitals above.

     "Purchase Price" has the meaning set forth in Section 2.3 below.

     "Records" shall have the meaning set forth in Section 2.1(g) below.

     "Reseller-Based Revenues" shall have the meaning set forth in Section 2.3(b)(i)(D) below.

     "Service-Based Revenues" shall have the meaning set forth in Section 2.3(b)(i)(D) below.

     "Taxes" means all state, local or foreign taxes, social security contributions, fees, imposts, levies or other assessments, including, without limitation, all net income, gross receipts, sales, use, ad valorem, value added, transfer, recording, franchise, profits, inventory, capital stock, license, withholding, payroll, stamp, occupation and property taxes, customs duties or other similar fees, assessments and charges, however denominated, together with all interest, penalties, surcharges, additions to tax or additional amounts imposed by any Governmental Authority, and any transfer Liability in respect of any of the foregoing taxes.

                                  ARTICLE II
                             ACQUISITION OF ASSETS
                             ---------------------

     2.1  Purchased Assets.  On and subject to the terms and conditions set
          ----------------
forth in this Agreement, and the exceptions set forth in Seller's Disclosure Schedules, Buyer will purchase from Seller, and Seller will sell, transfer, assign, convey and deliver to Buyer on the Closing Date, free and clear of all liens, encumbrances, security interests, purchase rights, pledges, charges, mortgages, claims or any other limitations or restrictions whatsoever, all of Seller's right, title and interest in and to all properties and assets used in the Purchased Business other than the Excluded Assets (collectively, the "Purchased Assets"), including but not limited to the following:

     (a) All accounts receivable and trade receivables of Seller relating to goods which have been shipped or services performed on or prior to the Closing Date, other than the receivables identified as Excluded Assets (the "Accounts Receivable");

     (b) All inventories on hand or materials, goods or products ordered and intended for inventory but not as yet received or paid for, as of the Closing Date, including all raw materials, work in process, finished goods, packaging and supplies held for and used in connection with the Purchased Business, other than the inventory identified as Excluded Assets ("Inventory");

     (c) All of Seller's prepaid deposits with vendors, prepaid expenses or deposits on leased real or personal property (to the extent Buyer is assuming Liability for such lease or entering into a substitute lease) (the "Prepaid Expenses");

     (d) All of Seller's entire right, title and interest in and to the contracts, licenses, unfilled sales orders, personal property leases and other contracts relating to the Purchased Business, other than the contracts identified as Excluded Assets (the "Contracts");

     (e) All of Seller's entire right, title and interest and associated goodwill in all intellectual property owned or licensed by Seller and used in connection with the Purchased Business, including but not limited to the intellectual property set forth on Schedule 2.1(e), but
                                   ---------------
specifically excluding the intellectual property identified as Excluded Assets (the "Proprietary Rights");

     (f) All machinery, tools, warehouse equipment, furniture, fixtures, office equipment, software, testing equipment (including all related spare parts, accessories and supplies) and other similar equipment that is owned or leased by Seller and used in connection with the Purchased Business, but specifically excluding the equipment identified as Excluded Assets (the "Equipment");

     (g) A copy of all books and records pertaining to Inventory, Equipment, Proprietary Rights, Contracts, sales prospects and suppliers used by Seller in connection with the Purchased Business (the "Records");

     (h) All customer advances and deposits, prepaid contracts, maintenance fees or installation fees and all similar pre-payments relating to an Assumed Liability (the "Customer Deposits"); and

     (i)  Any and all other assets of Seller not expressly excluded under
Section 2.2 below.

     2.2  Excluded Assets.  It is understood and agreed that the purchase of the
          ---------------
Purchased Assets under Section 2.1 excludes the following assets of Seller as of the Closing Date:

     (a) All corporate charter documents and minutes books, stock books, tax returns, schedules, tax work papers and other corporate records of Seller;

     (b)  All tax refunds against payments made by Seller prior to Closing;

     (c) All cash of Seller as of the close of business on the Closing Date, including cash on hand, in checking accounts, savings accounts, savings certificates and other similar temporary investments, but excluding the Customer Deposits;

     (d) All of Seller's and/or VirtualFund's right, title and interest in the intellectual property right(s) identified on Schedule 2.2(d); and
                                             ---------------

     (e) All of Seller's and/or VirtualFund's right title, and interest in the contract(s) identified on Schedule 2.2(e); and
                          ---------------

     (f) All of Seller's and/or VirtualFund's right, title and interest in the equipment and inventory identified on Schedule 2.2(f);
                                      ---------------

     (g) All of Seller's right, title and interest in the receivables identified on Schedule 2.2(g);
              ---------------

     (g)  Any and all tangible and intangible assets of VirtualFund.

     2.3  Purchase Price and Terms of Payment.  The payments set forth in this
          -----------------------------------
Section 2.3(a) and (b) shall be collectively referred to as the "Purchase Price", subject to the post-Closing adjustment described in Section 2.4:

     (a)  Buyer shall assume the specified liabilities set forth in Section 2.5.

     (b) Buyer shall pay to Seller the following Earnout Payments (as defined below) in accordance with the following terms and conditions:

          (i) Commencing on January 1, 2003 and, subject to the terms and conditions set forth in this Section 2.3(b), on each of the next four (4) anniversaries of such date (each, an "Earnout Payment Date"), Buyer shall pay to Seller an Earnout Payment (as defined below). The Earnout Payment shall be payable by certified check or wire transfer within thirty (30) days of each Earnout Payment Date.

               (A) If and to the extent the Service-Based Revenues (as defined below) of the Purchased Business exceed Two Million Dollars ($2,000,000) in the calendar year preceding the then-current Earnout Payment Date, Buyer shall pay to Seller an "Earnout Payment" equal to the sum of (x) five percent (5%) of all Service-Based Revenues in excess of Two Million Dollars ($2,000,000), plus (y) one percent of all Reseller-Based Revenues (as defined below). If the Service-based Revenues of the Purchased Business do not exceed Two Million Dollars ($2,000,000) in the calendar year preceding the then-current Earnout Payment Date, no Earnout Payment will be due on such Earnout Payment Date.

               (B) Notwithstanding the foregoing, the cumulative Earnout Payments under this Section 2.3(b) shall not exceed One Million Dollars ($1,000,000) (the "Earnout Payment Cap"), and the Earnout Payment obligations of Buyer shall cease upon reaching the Earnout Payment Cap. If the Earnout Payment due for a given year would cause Buyer's cumulative Earnout Payments to exceed the Earnout Payment Cap, Buyer shall pay to Seller a final Earnout Payment in an amount that will cause all cumulative Earnout Payments to equal the Earnout Payment Cap.

               (C) If as of January 1, 2007, cumulative Earnout Payments (including the Earnout Payment due on such date, if any) by Buyer to Seller have not reached the Earnout Payment Cap, Buyer shall not be liable for the difference between the Earnout Payment Cap and the cumulative Earnout Payments, or for any further Earnout Payments thereafter.

               (D) "Service-Based Revenues" shall mean the revenues historically identified by the Purchased Business as service-based revenues, including but not limited to income from remote support, training, staff augmentation, hosting/access and Internet services. "Reseller-Based Revenues" shall mean the revenues historically identified by the Purchased Business as reseller-based revenues; specifically, VAR product income and related freight. "Service-Based

          Revenues" and "Reseller-Based Revenues" shall not include any charges for bad debt which are reflected on Buyer's tax returns.

          (ii) Upon a Change of Control of Buyer or a Change of Business, Buyer shall pay to Seller a final Earnout Payment equal to (x) the Earnout Payment Cap, less (y) cumulative Earnout Payments to date. The final Earnout Payment under this Section 2.3(b)(ii) shall be payable by or on behalf of Buyer by certified check or wire transfer prior to or contemporaneously with the effective date of such Change of Control or Change of Business. Buyer shall provide written notice to Seller (describing the material terms and proposed effective date of the Change of Control or Change of Business and certifying as to the amount and date of the final Earnout Payment) at least thirty (30) days prior to the proposed effective date of such Change of Control or Change of Business. Buyer agrees and acknowledges that Seller will be entitled to obtain injunctive relief in a Minnesota Court (as defined in Section 11.10) to prevent the consummation of any Change of Control or Change of Business if Seller reasonably believes that Buyer may consummate the transaction or decision without paying the final Earnout Payment to Seller.

          (iii) Seller shall have the right to audit the books of Buyer, at Seller's expense, to confirm that it is receiving proper Earnout Payments under Sections 2.3(b)(i) and (ii). If such audit reveals an underpayment to Seller of more than five percent (5%), (A) Buyer shall reimburse Seller for the costs of the audit, and (B) Buyer shall pay to Seller as liquidated damages an amount equal to twenty percent (20%) of the amount of the underpayment.

     2.4  Post-Closing Purchase Price Adjustment.  The Purchase Price described
          --------------------------------------
in Section 2.3 is subject to the following post-Closing adjustment:

     (a) As soon as practicable after the Closing Date, Buyer shall prepare and deliver to Seller a final balance sheet dated as of the Closing Date (the "Closing Balance Sheet"), which Closing Balance Sheet shall be reviewed by Seller's independent accounting firm as part of their audit of the financial statements for the fiscal year ending June 30, 2001. From this Closing Balance Sheet, Seller shall prepare and deliver to Buyer a schedule setting forth the amount of the Purchase Price adjustment, if any, described in Section 2.4(b) below.

     (b) If the net assets of the Company as indicated on the Closing Balance Sheet exceed Seven Hundred-Fifty Thousand Dollars ($750,000), the Purchase Price shall be adjusted upward in an amount equal to (i) the net assets reflected on the Closing Balance Sheet, less (ii) Seven Hundred-Fifty Thousand Dollars ($750,000). The Purchase Price adjustment shall be effected by Buyer's transfer of Purchased Assets equal in value to the Purchase Price adjustment to Seller, such transfer to occur within ten (10) days of delivery of the Purchase Price adjustment schedule. Seller shall have the right to approve Buyer's identification of such transferred assets, such approval not to be unreasonably withheld.

     2.5  Assumed Liabilities.  Buyer shall be responsible for, and shall assume
          -------------------
and agrees to pay or discharge, all Liabilities of the Purchased Business or that relate to the Purchased

Assets other than the Excluded Liabilities (the "Assumed Liabilities"), including but not limited to the following:

     (a) any and all Liability arising out of any event that occurs, products which are sold, or services which are performed by Buyer on or after the Closing Date, or arising out of Buyer's operation of the Purchased Business on or after the Closing Date;

     (b) any and all product warranty Liability, including, without limitation, the cost of services and materials of Buyer's responding to and providing service or materials to any purchaser of a product manufactured by Seller which product is covered by valid and unexpired warranty given by Seller, or imposed by law, prior to the Closing Date, or given by Buyer, or imposed by law, after the Closing Date;

     (c)  any and all Liabilities of Seller arising under acquired Contracts;

     (d)  any and all Liabilities of Seller in connection with acquired
Equipment;

     (e) any and all accounts payable and trade payables of Seller that relate to the Purchased Business;

     (f) any and all Liabilities for sales or excise Taxes arising out of the subject sale of the Purchased Assets; and

     (g)  any and all Liabilities relating to the Proprietary Rights;

     (h) any and all Liabilities to employees of Seller continuing in the employ of Buyer following the Closing Date, including but not limited to any liability for wages, salary, bonuses, vacation pay, sick leave pay or any other pay for time not worked, back pay and damages payable under make whole remedies pursuant to Applicable Law governing employment practices, whether such Liabilities arose prior to or subsequent to the Closing Date;

     (i) any and all Liabilities of Seller arising under or related to each of the employment agreements between Seller, on the one hand, and Fisher and Stewart, respectively, on the other hand;

     (j) any and all Liabilities arising out of the performance of the conditions attached the municipal business development grant in the amount of Forty-five Thousand Dollars ($45,000) from the City of Cedar Falls, Iowa;

     (k)  any and all Liability for Taxes arising prior to December 18, 1998;
and

     (l) any and all other Liabilities of the Purchased Business or that relate to the Purchased Assets that are not expressly excluded under Section 2.6 below.

     2.6  Excluded Liabilities.  Seller hereby represents, covenants and agrees
          --------------------
that Buyer shall not assume, and shall not in any way become liable for the following contracts, obligations and Liabilities of Seller (the "Excluded Liabilities"), which shall be paid, performed or otherwise discharged by Seller and shall not be assumed by Buyer:

     (a) any obligation or Liability of Seller incurred by Seller after the Closing Date;

     (b) any Liability of Seller with respect to its outstanding shares of capital stock or any warrants, options or rights to purchase its shares which may be outstanding;

     (c) any Liability for deferred Taxes or for Taxes, penalties or interest occurring as a result of an examination of Seller's federal or state Tax returns filed by Seller, other than Liability for Taxes arising prior to December 18, 1998;

     (d) any Liabilities to employees or former employees of Seller not continuing in the employ of the Buyer following the Closing Date, including but not limited to any liability for wages, salary, bonuses vacation pay, sick leave pay or any other pay for time not worked, back pay and damages payable under make whole remedies pursuant to Applicable Law governing employment practices;

     (e) any obligation of Seller to perform this Agreement, and any Liabilities and obligations incurred by Seller in connection with this Agreement or the consummation of the transactions provided herein or contemplated hereby, including, without limitation, fees and expenses of Seller's counsel, accountants, investment banker and other experts and all other expenses incurred by Seller incident to the negotiation, preparation and execution of this Agreement or any transaction incident hereto or contemplated hereby, including expenses incurred in proving or perfecting title to property, commissions and all other expenses of Seller pertaining to the performance by it of its obligations under this Agreement;

     (f) any debt, obligation or Liability of Seller which may arise out any litigation (including but not limited to the claims disclosed in Schedule 4.6 of Seller's Disclosure Schedule) other than litigation, if any, arising out of or related to any Liability assumed by Buyer under Section 2.5, above; and

     (g) any debt, obligation or Liability resulting from or arising in connection with the storage, release or disposal by Seller or any of its predecessors of any Hazardous Substance, whether resulting from violation of Applicable Law or otherwise.

     2.7  Closing Transactions.
          --------------------

     (a) The closing of the transactions contemplated by this Agreement (the "Closing") will take place at the offices of Robins, Kaplan, Miller & Ciresi L.L.P. in Minneapolis, Minnesota, on July 23, 2001, or on such other date and such other place, if any, as is mutually agreeable to Buyer and Seller. The Closing shall be effective as of 11:59 p.m., July 23, 2001 and such time and date shall be referred to herein as the "Closing Date."

     (b) Subject to the conditions set forth in this Agreement, and exceptions scheduled in Seller's Disclosure Schedules, on the Closing Date:

          (i) Seller will convey to Buyer good title to all of the Purchased Assets, free and clear of all liens, charges, security interests and other encumbrances, and will deliver to Buyer duly executed bills of sale, assignments, and other instruments of conveyance which are necessary or desirable to effect such transfer of the Purchased Assets; and

          (ii) Buyer will assume the Assumed Liabilities of Seller as provided in Section 2.3(a).

                                  ARTICLE III
                    REPRESENTATIONS AND WARRANTIES OF BUYER
                    ---------------------------------------

     To induce Seller to enter into this Agreement, Buyer represents and warrants to Seller that the following are true and correct on the date hereof and will be true and correct as of the Closing Date:

     3.1  Organization.  Buyer is a limited liability company lawfully existing
          ------------
and in good standing under the laws of the State of Iowa, with full power and authority to own or lease its properties and to conduct its business in the manner and in the places where such properties are owned or leased or such business is conducted by it.

     3.2  Binding Nature of Agreement.  This Agreement has been duly and validly
          ---------------------------
executed and delivered by Buyer and is, and each Ancillary Agreement contemplated hereby when executed and delivered will be, the legal, valid and binding obligation of Buyer, enforceable in accordance with its respective terms, except as such may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally, and by general equitable principles.

     3.3  No Violation.  The execution, delivery and performance of this
          ------------
Agreement by Buyer and the consummation by Buyer of the transactions contemplated hereby do not and will not contravene or constitute a default under or give rise to a right of termination, cancellation or acceleration of any right or obligation of Buyer or to a loss of any benefit to which Buyer is entitled under (a) any provision of Applicable Law or regulation; (b) the Articles of Incorporation or Bylaws of Buyer; or (c) any judgment, injunction, order, decree, administrative, interpretation, award or other instrument binding upon Buyer.

     3.4  Regulatory Approvals.  All consents, approvals and authorizations and
          --------------------
all other requirements prescribed by any Applicable Law which must be obtained or satisfied by Buyer and which are necessary for the execution and delivery by Buyer of this Agreement and the documents to be executed and delivered by Buyer in connection herewith and in order to permit the consummation of the transactions contemplated by this Agreement have been obtained and satisfied or shall be obtained and satisfied by Closing.

     3.5  No Brokerage Fees.  No broker or finder has acted for Buyer in
          -----------------
connection with this Agreement or the transactions contemplated hereby, and no broker or finder is entitled to any brokerage or finder's fees or other commission in respect of such transactions based in any way on agreements, arrangements or understandings made by or on behalf of Buyer.

     3.6  Litigation.  There is no litigation pending or, to Buyer's Knowledge,
          ----------
threatened, which seeks to enjoin or obtain damages in respect of the consummation of the transactions contemplated hereby.

     3.7  No Known Breach.  Buyer acknowledges that its principal members have
          ---------------
been operating the Purchased Business as a wholly-owned subsidiary of VirtualFund since December 1998 and as a stand-alone business prior to that, and that Buyer therefore has substantial knowledge regarding the Purchased Business. To the Knowledge of Buyer, there is no breach, and there will not be any breach as of the Closing Date, of Seller's representations or warranties. To the Knowledge of Buyer, Seller's Disclosure Schedules are, and, as of the Closing Date will be, complete and accurate in all material respects.

     3.8  Ordinary Course.  The Purchased Business has been operated only in the
          ---------------
usual course of business consistent with past practice. Without limiting the foregoing, the Purchased Business has deposited all checks and other payments in a timely manner and there have been and are no agreements or communications between the Purchased Business and any vendor or other third-party relating to the timing of any payments from or to any such third-party.

                                   ARTICLE IV
                    REPRESENTATIONS AND WARRANTIES OF SELLER
                    ----------------------------------------

     To induce Buyer to enter into this Agreement, Seller (but not VirtualFund) represents and warrants to Buyer that the following are true and correct on the date hereof and will be true and correct as of the Closing Date, subject to such exceptions as are specifically disclosed in Seller's Disclosure Schedules:

     4.1  Authority of Seller.  The execution, delivery and performance of this
          -------------------
Agreement and the Ancillary Agreements by Seller and the consummation of the transactions contemplated by this Agreement and the Ancillary Agreements have been duly authorized by all necessary corporate action on the part of Seller. The execution, delivery and performance of this Agreement and the Ancillary Agreements by Seller do not and will not conflict with, result in a default of, constitute a default under, or create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under (a) any provision of the Articles of Incorporation or Bylaws of Seller or (b) any Applicable Law to which Seller or the Purchased Assets may be subject.

     4.2  Organization and Qualification.  Seller is a corporation lawfully
          ------------------------------
existing and in good standing under the laws of Minnesota with full power and authority to own or lease its properties and to conduct its business in the manner and in the places where such properties are owned or leased or such business is conducted by it.

     4.3  Binding Nature of Agreement.  This Agreement has been duly and validly
          ---------------------------
executed and delivered by Seller and is, and each Ancillary Agreements contemplated hereby when executed and delivered will be, the legal, valid and binding obligation of Seller, enforceable in accordance with its respective terms, except as such may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally, and by general equitable principles.

     4.4  Title to Tangible Personal Properties.
          -------------------------------------

     (a) Seller is the sole owner of all tangible personal property included in the Purchased Assets (including without limitation all Inventory and Equipment) and has good title to all such tangible personal property, free and clear of all liens, charges, purchase rights, claims, pledges, mortgages, security interests, encumbrances or other limitations or restrictions whatsoever, except (i) encumbrances which do not materially affect the operation of such tangible personal property; or (ii) tangible personal property used by Seller in the Purchased Business pursuant to a Contract included in the Purchased Assets and subject to the rights of third parties pursuant thereto.

     (b) The tangible personal property included in the Purchased Assets sold by Seller hereunder are sold as is, where is, with all faults and Seller makes no representations or warranties as to the fitness for purpose or merchantability of such tangible personal property.

     4.5  Proprietary Rights.  Seller has the sole and exclusive right and
          ------------------
authority to use, and to transfer to Buyer at Closing, the Proprietary Rights. Such Proprietary Rights are free of any liens or encumbrances. To Seller's Knowledge, no one is infringing upon any rights of Seller with respect to any Proprietary Rights. To Seller's Knowledge, in its conduct of the Purchased Business, Seller is not infringing on intellectual property rights of third parties, nor has it been accused of doing so by a third party. There are no agreements relating to or affecting the Proprietary Rights or the use or ownership of any Proprietary Rights by Seller, including, but not limited to, confidentiality and non-disclosure agreements, assignments or agreements to assign, development agreements, settlement agreements, and the like.

     4.6  Litigation.  There are no legal actions, suits, arbitrations or other
          ----------
legal, administrative or other governmental proceedings or investigations pending, or, to the Knowledge of Seller, threatened against Seller which in any way relate to the Purchased Business. Seller is not subject to any judgment, order or decree entered in a lawsuit or proceeding which might have a Material Adverse Effect on the Purchased Business or render it unable in any material respect to acquire any property or conduct business (in the manner presently conducted) in any jurisdiction.

     4.7  Warranty or Other Claims.  To the Knowledge of Seller, all products
          ------------------------
manufactured, distributed or sold by Seller, and all services provided in connection therewith, have in all material respects been in conformity with all Applicable Laws, contractual commitments and all express warranties, and except for warranty service provided in the ordinary course of business, there are no existing claims against Seller for goods or services which are defective or fail to meet any express product or service warranties.

     4.8  Employees; Employee Benefit Plans.  Seller has made available to Buyer
          ---------------------------------
a complete list of all employees of Seller as of the Closing Date together with current salary (including bonuses) or a classified hourly wage schedule for all nonsalaried employees of Seller. Seller has made available to Buyer a true and complete list of all written employment contracts (including severance arrangements or any other arrangements under which the employees will be entitled to receive payment, or accelerate any payment due from Seller as a result of the transactions contemplated by this Agreement). Seller has made available to Buyer a complete and accurate description of all employee benefit plans, if any, and all collective bargaining agreements, if any, relating to employee benefits with respect to which Seller has or may incur any future or contingent obligations, including, without limitation, all plans, agreements, arrangements, or policies relating to deferred compensation, pensions, profit sharing, retirement income or other benefits, stock purchase and stock option plans, bonuses, severance arrangements health benefits, insurance benefits and all other employee benefit or fringe benefits, including any employee welfare benefit plans and employee pensions benefit plans within the meaning of Sections 3(1) and 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

     4.9  Financial Statements.  Attached hereto as Schedule 4.9 are the
          --------------------                      ------------
unaudited financial statements of the Purchased Business for the fiscal year ended June 30, 2001 (the "Financial Statements"). To the Knowledge of Buyer and Seller, said Financial Statements are complete and correct in all material respects and present fairly in all material respects the financial condition of the Purchased Business at the dates of said statements as they relate to the information contained therein. Each of Buyer, Seller and VirtualFund agree and acknowledge that, following the Closing Date, Seller and VirtualFund will be obtaining audited financial statements for the fiscal year ended June 30, 2001 and that as part of this audit and the subsequent footnote disclosure, there will be a review of the financial statements for the period commencing as of June 30, 2001 and ending as of the Closing Date to ensure the financial statements for such time period are in conformity with generally accepted accounting principles.

     4.10 Contracts.  All Contracts are in full force and effect, and neither
          ---------
Seller nor, to the Knowledge of Seller, the other party thereto is in default under any Contract (nor, to the Knowledge of Seller, has any event occurred which with notice, lapse of time or both would constitute a default thereunder). Seller has not received any notice (a) of any alleged default under any Contract prior to the date of this Agreement or (b) that any Contract will be cancelled. There are no oral agreements to which Seller is a party which in any way restrict, enlarge or conflict with any rights, liabilities, duties and obligations of any of the parties under any of the Contracts. Each Contract is assignable without the consent of the party or parties thereto, and neither such assignment nor the consummation of any of the transactions contemplated by this Agreement will result in a default under, or termination of or payment penalty under, any Contract, which non-assignability, failure to obtain such assignment or where any such default, penalty or termination would reasonably be expected to have a Material Adverse Effect on the Purchased Business.

     4.11 Compliance with Laws.  Seller is in compliance in all material
          --------------------
respects with all applicable statutes, ordinances, orders, judgments, decrees, rules and regulations promulgated by any federal, state, municipal or other governmental authority, and Seller has not received notice of a violation or alleged violation of any such statute, ordinance, order, judgment, decree, rule or regulation, in each case which relates to the Purchased Business or the Purchased Assets.

     4.12  Permits and Approvals.  All Operating Permits are valid and in full
           ---------------------
force and effect, and Seller is operating the Purchased Business in compliance therewith. All such Operating Permits, to the extent assignable, shall be assigned to Buyer and will remain in full force and effect notwithstanding Buyer's purchase of the Purchased Assets in a manner sufficient to permit Buyer to conduct the Purchased Business as presently conducted by Seller.

     4.13  No Brokerage Fees.  No broker or finder has acted for Seller in
           -----------------
connection with this Agreement or the transactions contemplated hereby, and no broker or finder is entitled to any brokerage or finder's fees or other commission in respect of such transactions based in any way on agreements, arrangements or understandings made by or on behalf of Seller.

                                   ARTICLE V
                             CONDITIONS TO CLOSING
                             ---------------------

     5.1  Conditions to Buyer's Obligation.  The obligation of Buyer to
          --------------------------------
consummate the transactions contemplated by this Agreement is subject to the satisfaction of the following conditions on or before the Closing Date, and Seller shall exert its best efforts to insure that each such condition is fulfilled:

     (a) The representations and warranties of Seller set forth in Article 4 hereof or in any document delivered to Buyer pursuant to this Agreement will be true and correct in all material respects at and as of the Closing as though then made and as though the Closing Date was substituted for the date of this Agreement;

     (b) Seller will have performed and complied with, in all material respects, all of the covenants and agreements required to be performed and complied with by it under this Agreement prior to the Closing;

     (c) There will have been no Material Adverse Effect on the Purchased Business, other than the decision of Seller to sell the Purchased Assets, and there will have been no material casualty or other loss or damage to the Purchased Assets, whether or not covered by insurance;

     (d) On the Closing Date, Seller will have delivered to Buyer all of the following:

          (i) a certificate signed by Seller dated as of the Closing Date, stating that the preconditions specified in subsections (a) and (b) have been satisfied;

          (ii) a certificate executed by the Secretary of Seller (A) certifying as to the attached copy of the Joint Written Action of the Directors and Sole Shareholder of Seller, authorizing the transactions contemplated by this Agreement, and (B) setting forth the names of each of the officers of Seller authorized to execute this Agreement and the Ancillary Agreements;

          (iii) copies of all necessary third party and governmental consents, releases, approvals and filings required in order to effect the transactions contemplated by this Agreement;

          (iv) the Ancillary Agreements, duly executed by Seller, including but not limited to such instruments of sale, transfer, assignment, conveyance and delivery, in form and substance satisfactory to counsel for Buyer, as are required in order to transfer to Buyer good and marketable title to the Purchased Assets, free and clear of all liens, charges, security interests and other encumbrances, except as indicated otherwise in Disclosure Schedules;

          (v) the Transition Services Agreement, substantially in the form set forth as Exhibit C hereto, executed by Seller and VirtualFund;
              ---------

          (vi) all other documents, instruments or writings required to be delivered to Buyer at or prior to Closing pursuant to this Agreement, and such other certificates of authority and documents as Buyer may reasonably request.

     Any condition specified in this Section 5.1 may be waived by Buyer; provided that no such waiver will be effective unless it is set forth in a writing executed by Buyer.

     5.2  Conditions to Seller's Obligations.  The obligations of Seller to
          ----------------------------------
consummate the transactions contemplated by this Agreement are subject to the satisfaction of the following conditions on or before the Closing Date, and Buyer shall exert its best efforts to insure that each such condition is fulfilled:

     (a) The representations and warranties of Buyer set forth in Article 3 hereof or in any document delivered to Seller pursuant to this Agreement will be true and correct in all material respects as of the Closing as though then made and as though the Closing Date was substituted for the date of this Agreement;

     (b) Buyer will have performed and complied with, in all materials respects, all of the covenants and agreements required to be performed and complied with by it under this Agreement prior to Closing;

     (c) On the Closing Date, Buyer shall have assumed the employment agreements between Seller and each of Fisher and Stewart, and offered (i) at-will employment to each of the other employees of the Purchased Business in an amount equivalent or superior to each employee's base salary at the Closing Date, plus incentive compensation under a plan equivalent or superior to the existing plan of the Purchased Business as of the Closing Date, and (ii) health insurance benefits to all of the employees of the Purchased Business who accept such employment with Buyer, which policies are equivalent to the policies of the Purchased Business as of the Closing Date; and

     (d) On the Closing Date, Buyer will have delivered to Seller all of the following:

          (i) a certificate dated as of the Closing Date, stating that the preconditions specified in subsections (a) through (c) have been satisfied;

          (ii) a certificate executed by the Secretary of Buyer (A) certifying as to attached copies of resolutions of Buyer's Board of Governors approving the Agreement and (B) setting forth the names of each of the officers of Buyer authorized to execute this Agreement and the Ancillary Agreements and other documents;

          (iii) the Purchase Price due and payable in accordance with Section 2.3(a);

          (iv)   the Ancillary Agreements duly executed by Buyer;

          (v)    Releases, substantially in the form set forth as Exhibit A
                                                                  ---------
     hereto, executed by each of Steve Fisher and Mark Stewart, releasing Seller, VirtualFund and all affiliates thereof from any and all Liability related to the employment of Messrs. Fisher and Stewart by Seller prior to the Closing Date;

          (vi) A Lease Termination Agreement, substantially in the form set forth as Exhibit B hereto, executed by Team Property Management terminating
              ---------
     the Lease Agreement Between Team Property Management and Seller and releasing Seller, VirtualFund and all affiliates thereof from any and all Liabilities arising in connection with such property following the Closing Date;

          (vii) the Transition Services Agreement, substantially in the form set forth as Exhibit C hereto, executed by Seller, Buyer, VirtualFund,
                  ---------
     Fisher and Stewart; and

          (viii) the Joint Representation Agreement, substantially in the form set forth as Exhibit D hereto, executed by each of Seller, Buyer,
                  ---------
     VirtualFund, Fisher and Stewart and the other parties thereto.

     Any condition specified in this Section 5.2 may be waived by Seller; provided that no such waiver will be effective unless it is set forth in a writing executed by Seller.

                                   ARTICLE VI
                           COVENANTS PRIOR TO CLOSING
                           --------------------------

     6.1  Seller's Covenants.
          ------------------

     (a) Prior to the Closing, Seller will conduct the Purchased Business only in the usual and ordinary course of business as heretofore conducted, including but not limited to the following:

          (i) Use reasonable efforts to preserve its present customer and vendor relationships; and

          (ii) maintain the Purchased Assets in their current state of repair, order and condition and maintain insurance reasonably comparable to that in effect on the date of this Agreement, and in the event of any casualty, loss or damage to any of the Purchased Assets prior to the Closing, Seller will either repair or replace such property or, if Buyer agrees, transfer to Buyer at the Closing the proceeds of any insurance recovery thereto.

     (b) Prior to the Closing, Seller shall promptly inform Buyer in writing of any variances from the representations and warranties contained in Article IV hereof.

     (c) Prior to the Closing, Seller shall not take or omit to take any action which could be reasonably anticipated to have a Material Adverse Effect upon the Purchased Business or the Purchased Assets.

     6.2  Buyer's Covenants.
          -----------------

     (a) Buyer shall use its best efforts to cause the consummation of the transactions contemplated by this Agreement in accordance with the terms and conditions hereof and Applicable Law.

     (b) On the Closing Date, Buyer shall have offered (i) at-will employment to each of the employees of the Purchased Business in an amount equivalent or superior to each employee's base salary at the Closing Date, plus incentive compensation under a plan equivalent or superior to the existing plan of the Purchased Business as of the Closing Date, and (ii) health insurance benefits to all of the employees of the Purchased Business who accept such employment with Buyer which are equivalent to the policies of the Purchased Business as of the Closing Date.

     (c) Prior to the Closing, Buyer shall promptly inform Seller in writing of any variances from the representation and warranties contained in Article III hereof.

                                  ARTICLE VII
                             POST-CLOSING COVENANTS
                             ----------------------

     7.1  Transition Assistance.  Buyer, Seller, VirtualFund, Fisher and Stewart
          ---------------------
shall provide the transition services set forth in the Transition Services Agreement executed at Closing.

     7.2  Press Release and Announcements.  Buyer, Seller and VirtualFund shall
          -------------------------------
not issue any press release or other public statement, or make any disclosure to any other person other than employees and representatives who have a need to know in connection with the evaluation or negotiation of the proposed transaction, relating to this Agreement or the transactions contemplated hereby without the prior written consent of the other parties, except as may be required by Applicable Law, in which case the issuing party shall consult with the other parties prior to issuing any such press release or other public statement. Notwithstanding the foregoing, Seller and VirtualFund shall be entitled to make any disclosure required by the rules of the Securities and Exchange Commission without such prior consultation with Buyer.

     7.3  Further Transfers.  Seller will execute and deliver such further
          -----------------
instruments of conveyance and transfer and take such additional action as Buyer may reasonably request to effect, consummate, confirm or evidence the transfer to Buyer of the Purchased Assets. Seller will execute such documents as may be reasonably necessary to assist Buyer in preserving or perfecting its rights in the Purchased Assets.

     7.4  Confidentiality. If the transactions contemplated by this Agreement
          ---------------
are not consummated, Buyer will use its best efforts to maintain the confidentiality of all information and materials reasonably designated by Seller or VirtualFund as confidential, and Buyer will return, or destroy and certify the destruction of, all materials (and all copies of such materials) received in connection with this Agreement and the transactions contemplated hereby. If the transactions contemplated by this Agreement are consummated, Seller and VirtualFund will maintain the confidentiality of all information and materials relating to the Purchased Business, except as necessary to file tax returns and other reports to governmental agencies. Whether or not the transactions contemplated hereby are consummated, Seller and VirtualFund will use best efforts to maintain the confidentiality of all information and materials regarding Buyer designated as confidential by Buyer.

     7.5  Bulk Sales.  Buyer and Seller waive compliance with the terms and
          ----------
conditions of any applicable bulk sales law.

     7.6  Dispute Resolution.  Any dispute, controversy or claim arising out of
          ------------------
or relating to this Agreement or any Ancillary Agreements or the performance by the parties of its or their terms shall be settled by binding arbitration held in Minneapolis, Minnesota in accordance with the Commercial Arbitration Rules of the American Arbitration Association then in effect, except as specifically otherwise provided in this Section 7.6. The panel to be appointed shall consist of one neutral arbitrator. All arbitration proceedings, and all evidence given or discovered pursuant hereto, shall be maintained by in confidence by the parties. The fact that the dispute resolution procedures specified in this
Section 7.6 shall have been or may be invoked shall not excuse any party from performing its obligations under this Agreement and during the pendency of any such procedure all parties shall continue to perform their respective obligations in good faith, subject to any rights to terminate this Agreement that may be available to any party. Notwithstanding anything to the contrary in this Section 7.6, a party may apply to a court of competent jurisdiction for equitable relief from any violation or threatened violation of covenants of the other party or parties for which there is no adequate remedy at law.

     7.7  Employees.  On the Closing Date, Buyer shall have assumed the
          ---------
employment agreements between Seller and each Fisher and Stewart, and shall have offered (a) at-will employment to each of the other employees of the Purchased Business in an amount equivalent or superior to each such employee's base salary at the Closing Date, plus incentive compensation under a plan equivalent or superior to the existing plan of the Purchased Business as of the Closing Date, and (b) health insurance benefits to all of the employees of the Purchased Business who accept such employment with Buyer which are equivalent to the policies of the Purchased Business as of the Closing Date. For all purposes under the employee benefit plans of Buyer providing benefits to employees of the Purchased Business after the Closing Date, each employee (including Fisher and Stewart) shall be credited with his or her years of service with

Seller prior to the Closing Date. Without limiting the foregoing, (y) for purposes of each of Buyer's plans providing medical, dental, pharmaceutical and/or vision benefits to an employee the Purchased Business following the Closing Date, Buyer shall cause all preexisting condition exclusions and actively at work requirements of such plans to be waived for all such employees and their dependents, and Buyer shall cause any eligible expense incurred by such employees and their covered dependents during the portion of the plan year of Seller's plan ending on the date such employee's participation in the corresponding Buyer's plan begins to be taken into account under such Buyer's plan for purposes of satisfying all deductible, coinsurance and maximum out of pocket requirements applicable to such employee and his or her covered dependents for the applicable Buyer's plan as if such amount had been paid in accordance with Buyer's plan, and (z) Buyer shall honor all accrued vacation, flex time and similar arrangements provided by Seller as of the Closing Date.

                                ARTICLE VIII
                                TERMINATION
                                -----------

     8.1  Termination.  This Agreement may be terminated at any time prior to
          -----------
the Closing:

     (a)  by mutual consent of Buyer and Seller;

     (b) by either Buyer or Seller if there has been a material misrepresentation or material breach of warranty on the part of the other party in the representations and warranties set forth in this Agreement, or if events have occurred which have made it impossible to satisfy a condition precedent to the terminating party's obligations to consummate the transactions contemplated hereby (other than as a result of the willful acts or omissions of the terminating party); or

     (c) by either Buyer or Seller if the transactions contemplated hereby have not been consummated by July 31, 2001; provided that neither Buyer nor Seller will be entitled to terminate pursuant to this paragraph (c) if the terminating party has without just cause prevented the consummation of the transactions contemplated hereby.

     8.2  Effect of Termination.  In the event of termination of this Agreement
          ---------------------
by either Buyer or Seller as provided in Section 8.1, this Agreement will become void, and there will be no liability on the part of Buyer, Seller or VirtualFund, except for breaches of this Agreement prior to the time of such termination. Upon termination, Buyer shall promptly return all documents, contracts or records of Seller or VirtualFund furnished to Buyer by Seller or VirtualFund without retaining any copies or summaries thereof, and the confidentiality obligations set forth in Section 7.4 shall remain in full force and effect.

                                   ARTICLE IX
             NATURE AND SURVIVAL OF REPRESENTATIONS AND WARRANTIES
             -----------------------------------------------------

     9.1  Nature of Statements.  All statements contained in this Agreement or
          --------------------
any Schedule or Exhibit hereto shall be deemed representations and warranties of the party executing or delivering the same; provided, however, that only
                                            --------  -------
representations and warranties expressly made by VirtualFund in this Agreement or any Schedule or Exhibit shall be deemed representations or warranties of VirtualFund.

     9.2  Survival of Representations and Warranties.  All covenants,
          ------------------------------------------
agreements, representations and warranties made hereunder or pursuant hereto or any Schedule or Exhibit hereto or in connection with the transaction contemplated hereby and thereby shall survive for a period of twelve (12) months following the Closing Date, except that (a) the representations and warranties set forth in Sections 3.1, 3.2, 3.3, 4.1 (first sentence only), 4.2 and 4.3 shall survive until the expiration of all statutes of limitation applicable to matters referred to therein, and (b) if an indemnified party delivers notice of Losses or reasonably anticipated Losses arising out of a breach of representation or warranty of the indemnifying party, then such representation or warranty shall survive until, but only for purposes of, the resolution of the matter covered by such notice.

                                   ARTICLE X
                                INDEMNIFICATION
                                ---------------

     10.1 Indemnification by Seller.  Seller and VirtualFund (subject to the
          -------------------------
limitations set forth in this Section 10.1) agree to indemnify and hold harmless Buyer and its successors and assigns, together with any of their officers, directors, or shareholders, from and against any and all losses, damages, liabilities, obligations, costs or expenses (any one such item being herein called a "Loss" and all such items being herein collectively called "Losses") which are caused by or arise out of (a) any breach or default in the performance by Seller of any covenant or agreement of Seller contained in this Agreement,
(b) any breach of warranty or inaccurate or erroneous representation made by Seller herein, in any Schedule delivered to Buyer pursuant hereto or in any certificate or other instrument delivered by or on behalf of Seller pursuant hereto, (c) any claim made against Buyer in respect of the Excluded Liabilities, and (d) any and all actions, suits, proceedings, claims, demands, judgments, costs and expenses (including reasonable legal fees) arising out of the foregoing. Notwithstanding the foregoing, VirtualFund shall only be required to indemnify Buyer and its indemnitees if and to the extent that Seller is unable to indemnify any Losses arising under this Section 10.1.

     10.2 Indemnification by Buyer.  The Buyer agrees to indemnify and hold
          ------------------------
harmless Seller and its successors and assigns, together with any of their officers, directors, and shareholders, from and against any Losses which are caused by or arise out of (a) any breach or default in the performance by Buyer of any covenant or agreement of Buyer contained in this Agreement, (b) any breach of warranty or inaccurate or erroneous representation made by Buyer herein or in any certificate or other instrument delivered by or on behalf of Buyer pursuant hereto, (c) any claim made against Seller in respect of the Assumed Liabilities, and (d) any and all actions, suits, proceedings, claims, demands, judgments, costs and expenses (including reasonable legal fees) arising out of the foregoing.

     10.3 Third Party Claims.  If any third person asserts a claim against an
          ------------------
indemnified party hereunder that, if successful, might result in a claim for indemnification against any indemnifying party hereunder, the indemnifying party shall be given prompt written notice thereof and shall have the right (a) to participate in the defense thereof and be represented, at his or its own expense, by advisory counsel selected by it, and (b) to approve any settlement if the indemnifying party is, or will be, required to pay any amounts in connection therewith. Notwithstanding the foregoing, if within ten (10) business days after delivery of the indemnified party's notice described above, the indemnifying party indicates in writing to the indemnified party that, as between such parties, such claims shall be fully indemnified for by the indemnifying party as provided herein, then the indemnifying party shall have the right to control the defense of such claim, provided that the indemnified party shall have the right
(y) to participate in the defense thereof and be represented, at his or its own expenses, by advisory counsel selected by it, and (z) to approve any settlement if the indemnified party's interests are, or would be, affected thereby, which approval shall not be unreasonably withheld, conditioned or delayed.

     10.4  Exclusive Remedy.  The enforcement of the agreements of
           ----------------
indemnification contained in this Article X shall be, after the date hereof, the exclusive remedy of the parties hereto for any breach of any representation, warranty, agreement or covenant hereof or any certificate delivered pursuant to this Agreement, whether sounding in tort, contract or otherwise, and the parties hereto waive all remedies otherwise available to such parties save only remedies which by law may not be waived.

     10.5  Limitations on Seller's Liability.  Notwithstanding the foregoing
           ---------------------------------
provisions of this Article X, neither Seller nor VirtualFund shall be obligated to indemnify Buyer pursuant to Section 10.1 until the aggregate of all Losses has exceeded $40,000, after which Seller or VirtualFund or some combination thereof, as applicable, shall be responsible for all Losses in excess of $40,000. In addition, notwithstanding the foregoing provisions of this Article X, the maximum aggregate amount of Losses for which Buyer shall be entitled to indemnification (regardless of whether such Losses are indemnified by Seller, VirtualFund or some combination thereof) shall be Two Hundred Thousand Dollars ($200,000). Notwithstanding any other provision in this Agreement to the contrary, Buyer shall not be able to avoid the liability limitations expressly set forth in this Article X by electing to pursue some other remedy.

                                  ARTICLE XI
                                 MISCELLANEOUS
                                 -------------

     11.1  Expenses.  Each party will pay all of its expenses, including
           --------
attorney's fees incurred in connection with the negotiation of this Agreement, the performance of its obligations hereunder and the consummation of the transactions of the transactions contemplated by this Agreement.

     11.2  Sales Tax.  Any and all sales tax liability arising as a result of
           ---------
the sale and purchase of the Purchased Assets shall be the sole responsibility of, and shall be paid by, Buyer.

     11.3  Notices.  All notices, demands and other communications to be given
           -------
or delivered under or by reason of the provisions of this Agreement will be in writing and will be deemed to have been given when personally delivered or mailed by first class mail, return receipt requested. Notices, demands and communications to Seller and Buyer will, unless another address is specified in writing, be sent to the addresses indicated below:

           BUYER:

           RSP Acquisitions, LLC
           1025 Technology Parkway
           Waterloo, IA 50704

           With a copy to:
           Ball, Kirk & Holm, P.C.
           Attn:  Max E. Kirk, esq.
           3324 Kimball Avenue
           P.O. Box 2696
           Waterloo, IA 50704-2696

           SELLER:

           RSPNetwork, Inc.
           c/o VirtualFund.com, Inc.
           6462 City West Parkway, Suite 175
           Eden Prairie, MN 55344
           Attn: Chief Executive Officer

           With a copy to:

           Robins, Kaplan, Miller & Ciresi L.L.P.
           2800 LaSalle Plaza
           800 LaSalle Avenue
           Minneapolis, MN 55402
           Attn:  Eric O. Madson, Esq.

           VIRTUALFUND:

           VirtualFund.com, Inc.
           6462 City West Parkway, Suite 175
           Eden Prairie, MN 55344
           Attn: Chief Executive Officer

           With a copy to:

           Robins, Kaplan, Miller & Ciresi L.L.P.
           2800 LaSalle Plaza
           800 LaSalle Avenue
           Minneapolis, MN 55402
           Attn:  Eric O. Madson, Esq.

     11.4  Entire Agreement; Amendment.  This Agreement constitutes the entire
           ---------------------------
agreement between the parties and supersedes all prior discussions, negotiations and understanding relating to the subject matter hereof, whether written or oral. This Agreement shall not be amended, altered, enlarged, supplemented, abridged, modified, or any provisions waived, except by a writing duly signed by all of the parties hereto.

     11.5   Benefit; Assignability.  This Agreement shall be enforceable by, and
            ----------------------
shall inure to the benefit of, the parties to this Agreement and their respective successors and assigns. Except as otherwise expressly provided herein, Buyer may not assign its rights or obligations under this Agreement without the consent of the other parties hereto. Seller and VirtualFund may assign their respective rights or obligations under this Agreement effective upon written notice to Buyer.

     11.6   Severability.  Whenever possible, each provision of this Agreement
            ------------
will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Agreement.

     11.7   No Strict Construction. The language used in this Agreement shall be
            ----------------------
deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction will be applied against any person.

     11.8   Captions. The captions used in this Agreement are for convenience of
            --------
reference only and do not constitute a part of this Agreement and will not be deemed to limit, characterize or in any way affect any provision of this Agreement, and all provisions of this Agreement will be enforced and construed as if no caption had been used in this Agreement.

     11.9   Counterparts.  This Agreement may be executed by facsimile signature
            ------------
and in two or more counterparts, all of which taken together will constitute one and the same instrument.

     11.10  Governing Law.  The law of the State of Minnesota without respect to
            -------------
conflict of laws principles will govern all questions concerning the construction, validity and interpretation of this Agreement and the performance of the obligations imposed by this Agreement. With respect to any obligation not subject to the exclusive remedy of arbitration set forth in Section 7.6, each of the parties hereto irrevocably and unconditionally consents to the sole and exclusive jurisdiction of the courts of the State of Minnesota and of the United States of America located in the State of Minnesota (the "Minnesota Courts") for any litigation among the parties hereto arising out of or relating to this Agreement or the negotiation, validity or performance of this Agreement, waives any objection to the laying of venue of any such litigation in the Minnesota Courts and agrees not to plead or claim in any Minnesota Court that such litigation brought therein has been brought in any inconvenient forum or that there are indispensable parties to such litigation that are not subject to the jurisdiction of the Minnesota Courts.

     11.11  Tax Treatment.  It is expressly understood and agreed that Buyer and
            -------------
Seller, or their respective officers, agents, accountants and attorneys have not made any warranty or agreement, express or implied, as to the Tax consequences of this transaction or the Tax consequences of any transaction pursuant to or arising out of this Agreement.

     11.12  Non-Exclusivity.  Subject to Section 10.4 herein, the rights,
            ---------------
remedies, powers and privileges provided in this Agreement are cumulative and not exclusive and shall be in addition to any and all rights, remedies, powers and privileges granted by law, rule, regulation or instrument.

                                 * * * * * * *

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.


SELLER:                                         BUYER:

RSPNETWORK, INC.:                               RSP ACQUISITIONS, LLC:

By:    /s/ TIMOTHY R. DUOOS                     By:    /s/ STEVE FISHER
   -----------------------------                    ---------------------------
       Timothy R. Duuos                                Steve Fisher
Its:   Chairman                                 Its:   President

By:    /s/ EDWARD S. ADAMS                      By:    /s/ MARK STEWART
   -----------------------------                    ---------------------------
       Edward S. Adams                                 Mark Stewart
Its:   Director                                 Its:   Secretary

VIRTUALFUND.COM, INC.:

By:    /s/ TIMOTHY R. DUOOS
   -----------------------------
       Timothy R. Duuos
Its:   Chairman

By:    /s/ EDWARD S. ADAMS
   -----------------------------
       Edward S. Adams
Its:   Director

                                Schedule 2.1(e)
                                ---------------

                              Proprietary Rights


1.   Trademarks and Servicemarks

     a.  RSPNetwork

     b.  RSPNet.com

     c.  Internet Time(SM) Computer Hosting Services

     d.  The Global Extranet Experts

     e.  Hosting the Digital Dialtone

     f.  Fixed Price, On Time

     g.  StorageVault

     h.  M/3/

     i.  Net-Centric Hosting Tools and Service(SM)

2.   Domain Names

     a.  rspnetwork.com

     b.  rspnetwork.net

     c.  rspn.com

     d.  rspnet.com

     e.  storagevault.net

     f.  teamnet.net

     g.  precisionag.net

                                Schedule 2.2(d)
                                ---------------

                        Excluded Intellectual Property


1. Any and all agreements and amendments and modifications thereto granting Seller and/or VirtualFund the right to utilize software and other technology of Great Plains Dynamics.

2.   Any and all source code of Seller relating to B2BExchange in any manner.

3. Any and all software of Seller relating to "ecommerce" and agreements, if any, and amendments and modifications thereto granting Seller the right to utilize such software.

4. Any and all software of Seller referred to as "common line software" and agreements, if any, and amendments and modifications thereto granting Seller the right to utilize such software.

5.   The following domain names:

     (a)  commonline.net

     (b)  netintersection.net

                                Schedule 2.2(e)
                                ---------------

                              Excluded Contracts


1.   See Schedule 2.2(d), Items 1, 3 and 4.
     --- ---------------

                                Schedule 2.2(f)
                                ---------------

                         Excluded Equipment/Inventory

-------------------------------------------------------------------------------
Item                          Model #                        Serial #
-------------------------------------------------------------------------------
Macintosh                     G4                             XB03428KJ3C
-------------------------------------------------------------------------------
Macintosh                     G3                             SG921R5PGHW
-------------------------------------------------------------------------------
Macintosh                     G3                             XA9251F7GJ7
-------------------------------------------------------------------------------
Macintosh                     G3                             XA925139GJ7
-------------------------------------------------------------------------------
Macintosh                     G3                             XA9251F2GJ7
-------------------------------------------------------------------------------
Macintosh                     G3                             XB9420WWWHM0
-------------------------------------------------------------------------------
Macintosh                     G4                             XB9420Z9HM0
-------------------------------------------------------------------------------
Monitor                       Mitsubishi                     205001960
-------------------------------------------------------------------------------
Monitor                       NEC JC1731VWA-3                4334727LA
-------------------------------------------------------------------------------
Monitor                       Hitachi CM2095                 5696
-------------------------------------------------------------------------------
Monitor                       CXT-1785GM                     AHO-428011530
-------------------------------------------------------------------------------
Monitor                       NEC JC2143UMA 21in.            5803556DB
-------------------------------------------------------------------------------
Monitor                       NEC JC2143UMA 21in.            5901108DH
-------------------------------------------------------------------------------
Monitor                       Sony CPD-300FT                 7135282
-------------------------------------------------------------------------------
Monitor                       Hyundai                        MFEHA801500272
-------------------------------------------------------------------------------
Monitor                       ADI Microscan 931G             8350012T60106809
-------------------------------------------------------------------------------
Monitor                       CTX-VL700SL                    AHO-43500137
-------------------------------------------------------------------------------
Monitor                       CTX-VL700SL                    1P191210401
-------------------------------------------------------------------------------
Monitor                       CTX-VL700SL                    1P191210391
-------------------------------------------------------------------------------
Monitor                       CTX-VL700SL                    1P190918073
-------------------------------------------------------------------------------
Monitor                       CTX-VL700SL                    1P191202544
-------------------------------------------------------------------------------
Monitor                       CTX-VL700SL                    1P191210412
-------------------------------------------------------------------------------
Monitor                       CTX-VL710S 17in.               OR690900630
-------------------------------------------------------------------------------
Monitor                       CTX-VL710S 17in.               OR690900623
-------------------------------------------------------------------------------
Monitor                       CTX-VL7105 17in.               OR690900627
-------------------------------------------------------------------------------
Monitor                       CTX-VL710S 17in.               OR690900631
-------------------------------------------------------------------------------
Monitor                       Hyundai                        M7A20HA955000042
-------------------------------------------------------------------------------
Monitor                       Mitsubishi - 17"               905511378
-------------------------------------------------------------------------------
Monitor                       Mitsubishi - 17"               905511178
-------------------------------------------------------------------------------
Monitor                       Optiquest-Q95                  9L01922974
-------------------------------------------------------------------------------
Monitor                       Optiquest-Q95                  9L01922724
-------------------------------------------------------------------------------
Monitor                       Optiquest-Q95                  9L02341210
-------------------------------------------------------------------------------
Monitor                       Optiquest-Q95                  9L02441351
-------------------------------------------------------------------------------
Monitor                       Optiquest-Q95                  9L01922969
-------------------------------------------------------------------------------
Monitor                       Optiquest-Q95                  9L01922730
-------------------------------------------------------------------------------
Monitor                       Optiquest-Q95                  9L01618771
-------------------------------------------------------------------------------
Monitor                       Viewsonic PF775                DZO1401288
-------------------------------------------------------------------------------
Monitor                       Viewsonic PF775                DZO1402573
-------------------------------------------------------------------------------
Monitor                       Viewsonic PF790                MU02300296
-------------------------------------------------------------------------------
Monitor                       Viewsonic PF795                ML02805026
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
Item                          Model #                        Serial #
-------------------------------------------------------------------------------
Monitor                       Viewsonic  PF795               ML01703384
-------------------------------------------------------------------------------
Monitor                       Viewsonic  PT795               ME91504944-1M
-------------------------------------------------------------------------------
PC                            DELL Dimension XPS D233        (Training machine)
-------------------------------------------------------------------------------
PC                            DELL Dimension XPS D233        (Training machine)
-------------------------------------------------------------------------------
PC                            DELL Dimension XPS D233        (Training machine)
-------------------------------------------------------------------------------
PC                            DELL Dimension XPS D233        (Training machine)
-------------------------------------------------------------------------------
PC                            DELL Dimension XPS D233        (Training machine)
-------------------------------------------------------------------------------
PC                            DELL Dimension XPS D233        (Training machine)
-------------------------------------------------------------------------------
PC                            DELL Dimension XPS D233        (Training machine)
-------------------------------------------------------------------------------
PC                            RS1000                         IMAN74300676
-------------------------------------------------------------------------------
PC                            RS1000                         IMAN82300064
-------------------------------------------------------------------------------
PC                            CS4000                         TY7264410121
-------------------------------------------------------------------------------
PC                            CS4000                         978483
-------------------------------------------------------------------------------
PC                            CS4000                         TY7263910177
-------------------------------------------------------------------------------
PC                            CS4000                         TY7265210332
-------------------------------------------------------------------------------
Server                        Dell 2300                      410KJ
-------------------------------------------------------------------------------
Server                        Dell 2300                      1DF9V
-------------------------------------------------------------------------------
Server                        Dell 4300                      UV2P0
-------------------------------------------------------------------------------
Server                        Dell 4300                      UMZ56
-------------------------------------------------------------------------------
Server                        Dell 4400                      9VBQ20B
-------------------------------------------------------------------------------
Server                        Dell 4400                      7VBQ20B
-------------------------------------------------------------------------------
Server                        Dell 6300                      0QJSG
-------------------------------------------------------------------------------
Server                        Sun 420R                       035C1607
-------------------------------------------------------------------------------
Server                        Sun 420R                       042C0262
-------------------------------------------------------------------------------

                                Schedule 2.2(g)
                                ---------------

                             Excluded Receivables


1. Any receivable of the Purchased Business of any kind from Mark Kittrell or an affiliate thereof.

                         SELLER'S DISCLOSURE SCHEDULES

          The following are exceptions to the representations and warranties of Seller contained in the Asset Purchase Agreement by and between Seller and Buyer. The section numbers in this Disclosure Schedule correspond to the section numbers in the Asset Purchase Agreement; provided, however, that any information disclosed herein under any section number shall be deemed disclosed and incorporated into any other section under Seller's Disclosure Schedules if the applicability of such information is readily apparent to such other section or subsection. Capitalized terms used but not defined herein shall have the meanings given to them in the Asset Purchase Agreement.

     Schedule 4.1 (Authority of Seller).  None.
     ----------------------------------

     Schedule 4.2 (Organization and Qualification).  Seller filed its annual
     ---------------------------------------------
     report returning Seller to good standing on July 19, 2001. Prior to such filing, Seller was not in good standing in the State of Minnesota. Seller is not presently registered as a foreign corporation in Iowa but intends to so register following the Closing.

     Schedule 4.3 (Binding Nature of Agreement).  The Purchased Assets are
     ------------------------------------------
     subject to the non-terminated or unexpired security interests identified in Schedule 4.4(a) below.
        ---------------

     Schedule 4.4(a) (Title to Tangible Properties).  The Purchased Assets are
     ----------------------------------------------
     subject to the non-terminated or unexpired security interests identified below:

------------------------------------------------------------------------------------------------------------------------------------
Debtor            Secured Party            Collateral                             Filing Date  Filing Office  File No.  Status
------------------------------------------------------------------------------------------------------------------------------------
RSPNet.com, Inc.  Coast Business Credit,   Accounts; General intangibles;         7/26/99      MN SOS         2150131   Effective.
                  12121 Wilshire Blvd.,    chattel paper; documents; letters
                  Suite 1400, Los          of credit; instruments; deposit
                  Angeles, CA 90025        accounts; inventory; farm products;
                                           investment property; fixtures;
                                           equipment and all proceeds and
                                           products of each of the foregoing.
------------------------------------------------------------------------------------------------------------------------------------
RSPNet.com, Inc., Firstar Bank Iowa,       General intangible(s); account(s);     7/20/99      MS SOS         2148287   Effective.
successor in      N.A., 222 Second         chattel paper; contract rights;
interest by       Avenue, SE, Cedar        negotiable instruments; inventory;
merger to K & R   Rapids, IA 52401         equipment; fixtures and all proceeds
Technical                                  and products of each of the foregoing.
Services, Inc.
------------------------------------------------------------------------------------------------------------------------------------
RSPNet.com, Inc., Firstar Bank Iowa, N.A.  General intangibles(s); account(s);    7/20/99      IA SOS         P030939   Effective.
successor in      Collateral Dept, P.O.    chattel paper; contract rights;
interest by       Box 2487, Oshkosh, WI    inventory; equipment; negotiable
merger to K &     54903                    instrument and all proceeds and
R Technical                                products of each of the foregoing.
Services, Inc.
------------------------------------------------------------------------------------------------------------------------------------
RSPNet.com, Inc., Firstar Bank, N.A., 222                                                      IA SOS         K303322   Amendment
successor in      Washington Street, P.O.                                                                               filed
interest by       Box 39, Cedar Falls, IA                                                                               7/20/99
merger to K &     50613                                                                                                 (File No.
R Technical                                                                                                             P030726)
Services, Inc.
------------------------------------------------------------------------------------------------------------------------------------
RSPNet.com, Inc.  Firstbank N.A.                                                  9/17/98      IA SOS         K948866   Amendment
                  P.O. Box 3487                                                                                         filed
                  Oshkosh, WI 54903                                                                                     11/12/99
                                                                                                                        (File No.
                                                                                                                        P056272);
                                                                                                                        Amendment
                                                                                                                        filed
                                                                                                                        7/20/99
                                                                                                                        (File No.
                                                                                                                        P030727)
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Debtor            Secured Party            Collateral                             Filing Date  Filing Office  File No.  Status
------------------------------------------------------------------------------------------------------------------------------------
RSPNet, Com, Inc  Firstar Bank N.A.                                               7/16/91      IA SOS         K260910   Amendment
                  (assignee), P.O. Box                                                                                  filed
                  2487, Oshkosh, WI 54903                                                                               3/26/01
                                                                                                                        (File No.
                                                                                                                        P175207);
                                                                                                                        Amendment
                                                                                                                        filed
                                                                                                                        11/12/99
                                                                                                                        (File No.
                                                                                                                        P056271);
                                                                                                                        Amendment
                                                                                                                        filed
                                                                                                                        7/20/99
                                                                                                                        (File No.
                                                                                                                        P030729).
------------------------------------------------------------------------------------------------------------------------------------
RSPNet, Com, Inc  Firstar Bank N.A.                                               7/16/91      IA SOS         K260912   Amendment
                  (assignee), P.O. Box                                                                                  filed
                  3487, Oshkosh, WI 54903                                                                               3/26/01
                                                                                                                        (File No.
                                                                                                                        P175208);
                                                                                                                        Amendment
                                                                                                                        filed
                                                                                                                        11/12/99
                                                                                                                        (File No.
                                                                                                                        P056270);
                                                                                                                        Amendment
                                                                                                                        filed
                                                                                                                        7/20/99
                                                                                                                        (File No.
                                                                                                                        P030728)
------------------------------------------------------------------------------------------------------------------------------------

     Schedule 4.5 (Proprietary Rights). The Purchased Assets are subject to the
     ---------------------------------
     non-terminated or unexpired security interests identified in
     Schedule 4.4(a) above.
     ---------------

     Schedule 4.6 (Litigation).  Seller is a party in the following litigation
     -------------------------
     and arbitration:

          In the Matter of the Arbitration Between Mark Kittrell, Claimant, and
          ---------------------------------------------------------------------
          VirtualFund, Inc. and RSPNet, Inc., Respondents
          -----------------------------------------------

          RSPNet.com, Inc. v. Jaffray Communications, Inc., Court File No. EM00-
          ------------------------------------------------
          012122 (Minn. D. Ct., Hennepin County)

     Schedule 4.7 (Warranty or Other Claims).  None.
     ---------------------------------------

     Schedule 4.8  (Employees; Employee Benefit Plans).  None.
     ------------  -----------------------------------

     Schedule 4.9  (Financial Statements).  See Attached.
     ------------  ----------------------   --- --------

     Schedule 4.10 (Contracts).  Seller's rights in some Contracts may be
     -------------------------
     subject to the non-terminated or unexpired security interests identified in Schedule 4.4(a) above.
        ---------------

     Schedule 4.11 (Compliance with Laws).  None.
     ------------------------------------

     Schedule 4.12 (Permits and Approvals).  None.
     -------------------------------------

     Schedule 4.13 (No Brokerage Fees).  None.
     ---------------------------------

                                   EXHIBIT A
                                   ---------

                                Form of Release


1.   Form of Release (Fisher).  See Attached.
                                --- --------

2.   Form of Release (Stewart).  See Attached.
                                 --- --------

                                   EXHIBIT B
                                   ---------

                      Form of Lease Termination Agreement


1.   See Attached.
     --- --------

                                   EXHIBIT C
                                   ---------

                     Form of Transition Services Agreement


1.   See Attached.
     --- --------

                                   EXHIBIT D
                                   ---------

                     Form of Joint Representation Agreement


1.   See Attached.
     --- --------